Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
For Immediate Release
NII HOLDINGS ANNOUNCES RECORD RESULTS FOR SECOND QUARTER OF 2005
•	Subscriber additions of 135,350 — a 22% increase over second quarter 2004, resulting in ending subscribers of over 2.1 million

•	Consolidated operating revenues of $411 million — a 35% increase over second quarter 2004

•	Consolidated operating income before depreciation and amortization of $119 million — a 45% increase over second quarter 2004

•	Quarter-end consolidated cash and short-term investments of $556 million

•	Successfully launched new cities in Mexico and Brazil

•	Raising full year 2005 guidance
RESTON, Va. — July 28, 2005 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2005. The Company reported consolidated operating revenues of $411 million, a 35% increase as compared to the second quarter of 2004, and consolidated operating income before depreciation and amortization (OIBDA) of $119 million, a 45% increase as compared to the same period last year. The Company added about 135,350 net subscribers to its network during the quarter, an increase of 22% over the second quarter of 2004, resulting in over 2.1 million subscribers as of June 30, 2005. The Company generated consolidated operating income of $89 million during the quarter; a 54% increase over the second quarter of 2004. The Company reported second quarter consolidated net income of $31 million, or $0.43 per basic share, which included a debt conversion expense of $9 million, or $0.13 per basic share, related to the conversion of approximately $89 million of the Company’s 3.5% convertible notes due 2033, partially offset by a one-time benefit of $3 million, or $0.04 per basic share, related to an interconnect expense settlement in Brazil. Net income for the quarter includes higher non-cash deferred tax expenses related to stock options. NII Holdings ended the second quarter of 2005 with $556 million in consolidated cash, cash equivalents and short-term investments.

“NII’s performance over the first half of 2005 has been far better than we originally anticipated and the opportunities for the Company are continuing to improve,” said Steve Shindler, NII Holdings’ Chairman and CEO. “We are accelerating our growth and scaling our business in our largest markets, while remaining true to our focus on profitability. Given the positive trends in our business, along with an improved outlook in Brazil, we are accelerating our expansion plans and raising full year guidance for 2005.”
NII Holdings’ average monthly revenue per subscriber (ARPU) rose to $58 for the second quarter, a $3 increase as compared to the second quarter of 2004. The Company also reported churn of 1.8% for the second quarter — in line with the same period last year, and consolidated cost per gross add, or CPGA, of $339 for the quarter.
“Our differentiated products and services continue to grow in popularity and are gaining wider acceptance as we grow our business,” said Lo van Gemert, NII Holdings President and COO. “Subscriber growth was extremely strong in the quarter, driven by solid year-over-year net subscriber additions in Brazil and Mexico. As promised, consolidated ARPU increased by $3 as compared to the previous year, driven by a $3 and $9 lift in ARPU in Mexico and Brazil respectively, resulting in a 35% increase in total revenues as compared to the same period last year. We are accelerating growth, improving our operating metrics across the board, and improving our efficiency leading to healthy increases in operating cash flow.”
2005 Expansion Plans
The Company announced progress on its expansion plans in both Mexico and Brazil. In Mexico, the Company has successfully launched three cities in the first half of the year, representing over 3 million additional pops, including the launch of Ciudad Juarez in July. The Company also announced that it is accelerating its 2005 expansion plan in Mexico to include areas in the Yucatan Peninsula — including Cancun and Cozumel — as well as other cities adjacent to Monterrey. Nextel Mexico’s 2005 expansion plan will position the Company to cover over 6 million additional pops, resulting in a total population coverage of over 47 million, or 70% of the GDP in Mexico. In Brazil, the Company has launched two additional cities in the first half of the year, Sorocaba and Goiania. Because of an improved regulatory environment and strong growth potential, the Company has announced that it is accelerating its 2005 expansion plans in Brazil to include additional cities and to expand capacity in existing markets. This accelerated plan will bring Nextel Brazil’s total pop coverage to about 56 million, or nearly 50% of GDP in Brazil. In total, the expansion plans in Mexico and Brazil will add over 20 million covered pops to NII Holding’s network.
“Expanding in our largest and most profitable markets improves our competitive position, expands the number of potential subscribers for our business, and positions NII Holdings to realize the benefits of scale,” said van Gemert. “We launched Ciudad Juarez in July. Juarez is located in the border area with El Paso, Texas and Nuevo Laredo, Mexico and is home to about 1.5 million pops and over 7,200 businesses. Juarez generates a significant amount of cross-border traffic; thus, we are confident that International Direct Connect will also be a very popular application in this market. We remain ahead of our original expansion plan for 2005 and we are accelerating our build plan to include service in the Yucatan Peninsula — including Cancun — by year end.”
The Company added about 176 cell sites to its network during the quarter. Consolidated capital expenditures, including capitalized interest, were $119 million during the second quarter of 2005.
Amendments to SME Regulations in Brazil
On May 16, 2005, the Brazilian National Communications Agency (“ANATEL”) published in the Official Gazette the amendments to the SME Regulations that, among other things, have the effect of treating Nextel Brazil on the same basis with respect to billing for use of other mobile networks as other Brazilian wireless operators currently have in place. These regulations became effective upon publication and resulted in significant interconnect expense savings for approximately half of the second quarter.

“The regulatory changes implemented by Anatel place Nextel Brazil on a more level playing field with the other wireless carriers. This is a positive development for our Company as it further improves our cost structure and creates additional growth opportunities within the Brazilian market. This regulatory change enables Nextel Brazil to accelerate both its subscriber and cash flow growth. Given this new environment, we are incrementally accelerating our expansion plan in 2005,” Shindler said.
Balance sheet
The Company ended the quarter with approximately $769 million in long-term debt, which includes $392 million in convertible notes, the $242 million long-term portion of a $250 million syndicated loan facility the Company closed on May 31, 2005, $123 million in local currency tower financing obligations and $12 million in capital lease obligations. During the second quarter, the company induced the conversion of $89 million of its 3.5% convertible notes into shares of its common stock, resulting in a $9 million debt conversion expense. With quarter-end consolidated cash, cash equivalents and short-term investments of $556 million, the Company’s net debt at the end of the quarter was $213 million, resulting in a net debt to 2005 operating income before depreciation and amortization guidance of about 0.4 times.
Raising 2005 Guidance
Because of the strong growth and positive trends in the first half of the year, NII Holdings is raising its 2005 guidance as follows:
•	Raising 2005 net subscriber guidance to 525,000 net subscriber additions — an increase of 50,000

•	Despite the increase in subscriber growth, the Company is raising its OIBDA guidance to $475 million — a $25 million increase.

•	Related to the accelerated expansion plan in 2005 and adding additional capacity for more growth in 2005 and 2006, the Company is raising its capital expenditures guidance for 2005 to $425 million, up from $350 million.
The above guidance includes approximately $25 million of additional operating expenses and about $170 million of additional capital expenditures related to the expansion plans in Mexico and Brazil in 2005. If completed in 2005, the Company’s covered pops in Mexico will increase by over 6 million to 47 million, increasing Nextel Mexico’s GDP coverage to 70%. Additionally, Brazil’s covered pops will increase to about 56 million pops, representing 50% of the GDP.
“With our strong subscriber and cash flow growth through the first half of 2005, our improving position in the Latin American wireless market, and the positive trends in our industry, NII is well positioned to accelerate its expansion plan, achieve its raised guidance for 2005, and improve the opportunity for 2006 and beyond. Although it’s too early to provide full year guidance for 2006, as we look at our business with an accelerating growth rate, expanding network footprint, and rapidly growing wireless market, I am confident that we will add substantially more net subscriber additions to our network in 2006 than we will deliver in 2005,” Shindler said.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA, consolidated cash, cash equivalents and short-term investments, net debt, and net debt to OIBDA, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s second quarter results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$745.5	$563.4	$391.3	$288.3
Digital handset and accessory revenues	35.4	28.2	19.4	15.6

	780.9	591.6	410.7	303.9

Operating expenses
Cost of service (exclusive of depreciation included below)	194.3	149.5	97.9	77.4
Cost of digital handset and accessory sales	110.6	98.5	56.3	51.2
Selling, general and administrative	257.2	180.7	138.0	93.6
Depreciation	53.1	40.6	28.3	20.6
Amortization	2.8	7.3	1.5	3.4

	618.0	476.6	322.0	246.2

Operating income	162.9	115.0	88.7	57.7

Other income (expense)
Interest expense	(26.2)	(26.9)	(13.3)	(10.9)
Interest income	10.1	5.4	5.6	3.2
Debt conversion expense	(8.9)	—	(8.9)	—
Loss on early extinguishment of debt, net	—	(79.3)	—	—
Foreign currency transaction gains, net	2.1	8.2	0.1	1.5
Other (expense) income, net	(3.6)	1.8	(1.7)	2.8

	(26.5)	(90.8)	(18.2)	(3.4)

Income before income tax provision and cumulative effect of change in accounting principle	136.4	24.2	70.5	54.3
Income tax provision	(60.8)	(47.1)	(40.0)	(24.5)

Income (loss) before cumulative effect of change in accounting principle	75.6	(22.9)	30.5	29.8
Cumulative effect of change in accounting principle, net of income taxes	—	0.9	—	—

Net income (loss)	$75.6	$(22.0)	$30.5	$29.8

Income (loss) before cumulative effect of change in accounting principle per common share, basic	$1.07	$(0.33)	$0.43	$0.43
Cumulative effect of change in accounting principle per common share, basic	—	0.01	—	—

Net income (loss) per common share, basic	$1.07	$(0.32)	$0.43	$0.43

Income (loss) before cumulative effect of change in accounting principle per common share, diluted	$0.96	$(0.33)	$0.40	$0.40
Cumulative effect of change in accounting principle per common share, diluted	—	0.01	—	—

Net income (loss) per common share, diluted	$0.96	$(0.32)	$0.40	$0.40

Weighted average number of common shares outstanding, basic	71	69	71	70

Weighted average number of common shares outstanding, diluted	86	69	86	85

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2005	2004
	(unaudited)
Cash, cash equivalents and short-term investments	$555.8	$369.4
Accounts receivable, less allowance for doubtful accounts of $11.3 and $8.1	183.8	160.7
Property, plant and equipment, net	731.7	558.2
Intangible assets, net	76.6	68.0
Total assets	1,960.4	1,491.3
Long-term debt, including current portion	781.3	603.5
Total liabilities	1,325.2	1,069.3
Stockholders’ equity	635.2	422.0

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	June 30,
	2005	2004
Total digital subscribers (as of June 30)	2,120.4	1,664.3
Net subscriber additions	135.3	111.2
Churn (%)	1.8%	1.8%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$55

Cost per gross add (CPGA) (1)	$339	$334
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$445.9	$353.8	$233.0	$180.4
Digital handset and accessory revenues	11.0	10.3	5.9	5.2

	456.9	364.1	238.9	185.6

Operating expenses
Cost of service	79.9	63.1	42.6	32.6
Cost of digital handset and accessory sales	56.1	51.3	27.5	26.2
Selling, general and administrative	131.7	96.6	71.0	50.0
Depreciation and amortization	31.1	34.6	15.9	17.1

	298.8	245.6	157.0	125.9

Operating income	$158.1	$118.5	$81.9	$59.7

Total digital subscribers (as of June 30)			937.1	753.1
Net subscriber additions			54.5	50.2
Churn (%)			1.8%	1.7%

ARPU (1)			$79	$76

CPGA (1)			$485	$458

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$132.9	$84.9	$70.7	$43.1
Digital handset and accessory revenues	11.4	8.9	6.2	5.5

	144.3	93.8	76.9	48.6

Operating expenses
Cost of service	56.6	39.2	25.9	20.5
Cost of digital handset and accessory sales	26.2	25.0	13.4	14.0
Selling, general and administrative	47.8	22.3	26.9	9.6
Depreciation and amortization	12.5	5.5	7.1	2.9

	143.1	92.0	73.3	47.0

Operating income	$1.2	$1.8	$3.6	$1.6

Total digital subscribers (as of June 30)			536.2	424.1
Net subscriber additions			32.4	23.9
Churn (%)			2.1%	2.3%

ARPU (1)			$41	$32

CPGA (1)			$254	$245
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$114.7	$78.9	$60.9	$41.7
Digital handset and accessory revenues	10.5	8.0	5.9	4.5

	125.2	86.9	66.8	46.2

Operating expenses
Cost of service	40.3	29.6	20.9	15.7
Cost of digital handset and accessory sales	19.4	15.0	10.8	7.8
Selling, general and administrative	31.6	22.2	16.9	11.7
Depreciation and amortization	7.7	5.0	4.4	2.5

	99.0	71.8	53.0	37.7

Operating income	$26.2	$15.1	$13.8	$8.5

Total digital subscribers (as of June 30)			432.3	322.5
Net subscriber additions			31.7	26.4
Churn (%)			1.2%	1.1%

ARPU (1)			$42	$40

CPGA (1)			$184	$185

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$51.4	$45.3	$26.4	$22.8
Digital handset and accessory revenues	2.4	1.0	1.4	0.5

	53.8	46.3	27.8	23.3

Operating expenses
Cost of service	16.9	17.1	8.2	8.3
Cost of digital handset and accessory sales	8.7	7.2	4.6	3.2
Selling, general and administrative	16.4	14.0	8.5	7.3
Depreciation and amortization	4.0	2.6	2.1	1.4

	46.0	40.9	23.4	20.2

Operating income	$7.8	$5.4	$4.4	$3.1

Total digital subscribers (as of June 30)			214.8	164.6
Net subscriber additions			16.7	10.7
Churn (%)			1.9%	2.2%

ARPU (1)			$40	$45

CPGA (1)			$212	$245
(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2005 and 2004” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Consolidated operating income	$162.9	$115.0	$88.7	$57.7
Consolidated depreciation	53.1	40.6	28.3	20.6
Consolidated amortization	2.8	7.3	1.5	3.4

Consolidated operating income before depreciation and amortization	$218.8	$162.9	$118.5	$81.7

	Guidance	Revised Guidance
	Estimate	Estimate
	For the Year Ended	For the Year Ended
	December 31, 2005	December 31, 2005
Consolidated operating income	$329.0	$346.6
Consolidated depreciation	116.0	122.5
Consolidated amortization	5.0	5.9

Consolidated operating income before depreciation and amortization	$450.0	$475.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2005	2004
Consolidated service and other revenues	$391.3	$288.3
Less: consolidated analog revenues	(2.3)	(2.3)
Less: consolidated other revenues	(33.5)	(22.3)

Total consolidated subscriber revenues	$355.5	$263.7

ARPU calculated with subscriber revenues	$58	$55

ARPU calculated with service and other revenues	$64	$60

Nextel Mexico

	Three Months Ended
	June 30,
	2005	2004
Service and other revenues	$233.0	$180.4
Less: analog revenues	(1.2)	(1.3)
Less: other revenues	(17.1)	(12.7)

Total subscriber revenues	$214.7	$166.4

ARPU calculated with subscriber revenues	$79	$76

ARPU calculated with service and other revenues	$86	$83

Nextel Brazil

	Three Months Ended
	June 30,
	2005	2004
Service and other revenues	$70.7	$43.1
Less: analog revenues	(0.6)	(0.6)
Less: other revenues	(6.7)	(3.1)

Total subscriber revenues	$63.4	$39.4

ARPU calculated with subscriber revenues	$41	$32

ARPU calculated with service and other revenues	$45	$35

Nextel Argentina

	Three Months Ended
	June 30,
	2005	2004
Service and other revenues	$60.9	$41.7
Less: other revenues	(8.2)	(5.1)

Total subscriber revenues	$52.7	$36.6

ARPU calculated with subscriber revenues	$42	$40

ARPU calculated with service and other revenues	$49	$45

Nextel Peru

	Three Months Ended
	June 30,
	2005	2004
Service and other revenues	$26.4	$22.8
Less: other revenues	(1.7)	(1.5)

Total subscriber revenues	$24.7	$21.3

ARPU calculated with subscriber revenues	$40	$45

ARPU calculated with service and other revenues	$43	$48

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	June 30,
	2005	2004
Consolidated digital handset and accessory revenues	$19.3	$15.7
Less: consolidated cost of handset and accessory sales	56.3	51.2

Consolidated handset subsidy costs	37.0	35.5
Consolidated selling and marketing	54.2	40.1

Costs per statement of operations	91.2	75.6
Less: consolidated costs unrelated to initial customer acquisition	(8.8)	(9.4)

Customer acquisition costs	$82.4	$66.2

Cost per Gross Add	$339	$334

Nextel Mexico

	Three Months Ended
	June 30,
	2005	2004
Digital handset and accessory revenues	$5.9	$5.2
Less: cost of handset and accessory sales	27.5	26.2

Handset subsidy costs	21.6	21.0
Selling and marketing	33.8	24.9

Costs per statement of operations	55.4	45.9
Less: costs unrelated to initial customer acquisition	(5.2)	(5.6)

Customer acquisition costs	$50.2	$40.3

Cost per Gross Add	$485	$458

Nextel Brazil

	Three Months Ended
	June 30,
	2005	2004
Digital handset and accessory revenues	$6.2	$5.5
Less: cost of handset and accessory sales	13.4	14.0

Handset subsidy costs	7.2	8.5
Selling and marketing	10.4	7.3

Costs per statement of operations	17.6	15.8
Less: costs unrelated to initial customer acquisition	(1.2)	(2.9)

Customer acquisition costs	$16.4	$12.9

Cost per Gross Add	$254	$245

Nextel Argentina

	Three Months Ended
	June 30,
	2005	2004
Digital handset and accessory revenues	$5.9	$4.5
Less: cost of handset and accessory sales	10.8	7.9

Handset subsidy costs	4.9	3.4
Selling and marketing	5.4	3.8

Costs per statement of operations	10.3	7.2
Less: costs unrelated to initial customer acquisition	(1.7)	(0.4)

Customer acquisition costs	$8.6	$6.8

Cost per Gross Add	$184	$185

Nextel Peru

	Three Months Ended
	June 30,
	2005	2004
Digital handset and accessory revenues	$1.4	$0.5
Less: cost of handset and accessory sales	4.6	3.1

Handset subsidy costs	3.2	2.6
Selling and marketing	3.4	3.1

Costs per statement of operations	6.6	5.7
Less: costs unrelated to initial customer acquisition	(0.6)	(0.5)

Customer acquisition costs	$6.0	$5.2

Cost per Gross Add	$212	$245

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2005 can be calculated as follows (in millions):

Total long-term debt	$768.9
Less: cash, cash equivalents and short-term investments	555.8

Net debt	$213.1

Net debt to revised consolidated OIBDA guidance and net debt to revised consolidated operating income guidance for the year ended December 31, 2005 are as follows:

Net debt to revised consolidated operating income before depreciation and amortization guidance	0.4

Net debt to revised consolidated operating income guidance	0.6

Cash, Cash Equivalents and Short-Term Investments
Consolidated cash, cash equivalents and short-term investments represents total cash and cash equivalents plus short-term investments. Consolidated cash, cash equivalents and short-term investments is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated cash, cash equivalents and short-term investment measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that consolidated cash, cash equivalents and short-term investments provides useful information concerning our liquidity. Consolidated cash, cash equivalents and short-term investments as of June 30, 2005 can be calculated as follows (in millions):

Consolidated cash and cash equivalents	$544.9
Plus: short-term investments	10.9

Consolidated cash, cash equivalents and short-term investments	$555.8